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                                                                    Exhibit 99.1

PRESS RELEASE
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RECKSON ASSOCIATES REALTY CORP.
225 BROADHOLLOW ROAD
MELVILLE, NEW YORK 11747
(516) 694-6900  (PHONE)
(516) 622-6786  (FACSIMILE)
CONTACT:  SCOTT RECHLER, PRESIDENT
          MICHAEL MATURO, C.F.O.

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FOR IMMEDIATE RELEASE
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           RECKSON ANNOUNCES AGREEMENT TO ACQUIRE FIRST MORTGAGE NOTE
           SECURED BY 919 THIRD AVENUE, A 1.4 MILLION SQ. FT. CLASS A
               OFFICE BUILDING IN NEW YORK CITY FOR $277.5 MILLION

                                      ALSO

     ANNOUNCES AGREEMENT TO SELL $150 MILLION OF CONVERTIBLE PREFERRED STOCK
         TO STICHTING PENSIOENFONDS ABP AND TRAVELERS INSURANCE COMPANY

(MELVILLE, NEW YORK, MAY 10, 1999) - RECKSON ASSOCIATES REALTY CORP. (NYSE: RA) has announced that the Company has entered into an agreement to acquire a first mortgage note secured by 919 Third Avenue, a 1.4 million square foot, 42 story, Class A office building located in New York City, for a purchase price of approximately $277.5 million, or $200 per square foot. Simultaneously, the Company announced it has agreed on terms to sell $150 million of Perpetual Convertible Preferred Securities ("the Preferred Securities") in a private placement, $100 million of which will be purchased by Stichting Pensioenfonds ABP ("ABP") and $50 million which will be purchased by Travelers Insurance Company ("Travelers") and affiliated investment entities.

The pending 919 Third Avenue transaction represents Reckson's first New York City real estate acquisition subsequent to the Company's announced merger with Tower Realty Trust, a New York City based real estate investment trust that owns and operates 2.1 million square feet of space in Manhattan. The 919 Third Avenue office tower is located at Third Avenue between 55th and 56th Street. The building was constructed in 1971 and is currently undergoing an $80 million capital improvement, re-leasing and modernization program.

The building is currently 98% leased, with approximately 705,000 square feet leased to the law firm of Skadden, Arps, Slate, Meagher & Flom, which will vacate the premises in April of 2000. New long-term leases have been signed with the law firm of Debevoise & Plimpton for approximately 417,000 square feet, the law firm of Schulte Roth & Zabel for approximately

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212,000 square feet and Banque Nationale de Paris for approximately 188,000 square feet, effectively re-leasing this to be vacated space.

Reckson's acquisition of the first mortgage note secured by 919 Third Avenue is expected to close in early June and entitles its holder to all of the cash flow of 919 Third Avenue and to substantial rights over the operation of the property. Reckson expects to ultimately obtain title to the property.

"This value-added transaction involving this high profile Class A office tower will double our portfolio size in Manhattan and solidify Reckson's franchise in the New York City marketplace", commented Donald Rechler, Chairman and Chief Executive Officer of Reckson.

Scott Rechler, President and Chief Operating Officer of Reckson, commented, "This transaction confirms our belief that we can source and capitalize on entrepreneurial opportunities and effectively execute our value creation strategy in the New York City marketplace. The 919 Third Avenue transaction involved a complex series of negotiations with Japanese owners and their New York City real estate advisors. They appreciated the Reckson franchise and our ability to focus our efforts to formulate a creative transaction and negotiate final terms in an expeditious manner."

Tod Waterman, Managing Director of Reckson's New York City Division, said, "The property will generate an NOI yield of approximately 9.5% until Skadden, Arps, Slate, Meagher & Flom vacates in April 2000. Once the new tenants take occupancy in the first quarter of 2002 the building will begin to re-stabilize at an approximate 9.5% NOI yield. The yield is expected to increase to 11.5% as below market leases are replaced through 2005. We will continue the $80 million repositioning program which will include base building infrastructure improvements, tenant build-out of over 800,000 square feet and aesthetic improvements to the interior and exterior of the building. After installation of Schulte Roth & Zabel; Debevoise & Plimpton; and Banque Nationale de Paris and the completion of the repositioning program, the property will be one of the premier Class A office towers in Manhattan for a total investment cost of less than $275 per square foot, which is equal to a 35% discount to replacement cost. This deal again demonstrates Reckson's ability to undertake large complex transactions in the Manhattan market and enhances our position as one of the premier landlords in the Tri-State area."

In conjunction with this transaction, Reckson has announced that ABP and Travelers have agreed to acquire $150 million ($25.00 per share) of Preferred Securities from Reckson in a private placement. Commenting on the transaction, Michael Maturo, Chief Financial Officer of Reckson, said, "Both ABP and Travelers invested a significant amount of time evaluating and understanding our Company's core operating and development processes and systems, as well as our value creation philosophy and management team. We are extremely pleased to have two of the world's most prestigious financial institutions endorse our Company through this investment. ABP and Travelers are the type of long-term investors that we welcome as shareholders." Mr. Maturo further commented, "Developing relationships with investors such as ABP and Travelers provides Reckson with the ability to expeditiously respond to opportunistic investments such as


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919 Third Avenue in a manner that enables us to maintain our conservative capital structure."

The Preferred Securities will accrue cumulative dividends at a rate of 7.85% in year one, 8.35% in year two and 8.85% in year three and thereafter. Each Preferred Security will be convertible at a 15% premium to the trailing 10 day average price of Reckson's common stock prior to pricing. The Preferred Securities will be redeemable for cash or stock at the option of the Company at anytime after the fourth anniversary of the closing up to and including the fifth anniversary of the closing at 102% of the liquidation value, and anytime thereafter at 100% of the liquidation value. In addition, after the 33rd month and through the fourth anniversary of the closing, the Preferred Securities will be redeemable for cash or stock at the option of the Company by providing an aggregate 15% IRR to investors. The Preferred Securities will not initially be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements. The terms of the Preferred Securities are subject to final documentation. There can be no assurances that these terms will not be amended or that the transaction will be consummated.

In order to give shareholders time to understand this acquisition Reckson has moved the date of the Company's special meeting of stockholders relating to the Tower acquisition to May 24, 1999 at 10:00 a.m. at 333 Earl Ovington Boulevard, Uniondale, New York.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of office and industrial properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. Since the completion of its initial public offering in May 1995, Reckson has acquired or contracted to acquire approximately $1.3 billion of properties comprising approximately 17.1 million square feet of space, excluding Reckson's pending acquisition of Tower Realty Trust, Inc.

Reckson is one of the largest publicly-traded owners and managers of Class A office and industrial properties in the New York City "Tri-State" area, with 204 properties comprised of approximately 21.6 million square feet either owned and controlled, directly or indirectly, or under contract, excluding Reckson's pending acquisition of Tower Realty Trust, Inc.

THIS INFORMATION CONTAINS FORWARD-LOOKING INFORMATION THAT IS SUBJECT TO CERTAIN RISKS, TRENDS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. AMONG THOSE RISKS, TRENDS AND UNCERTAINTIES ARE THE GENERAL ECONOMIC CLIMATE; THE SUPPLY OF AND DEMAND FOR OFFICE AND INDUSTRIAL PROPERTIES IN THE NEW YORK METROPOLITAN TRI-STATE AREA; INTEREST RATE LEVELS; THE AVAILABILITY OF FINANCING (INCLUDING FINAL EXECUTION OF DEFINITIVE DOCUMENTATION FOR THE PREFERRED SECURITIES); AND OTHER RISKS ASSOCIATED WITH THE DEVELOPMENT AND ACQUISITION OF PROPERTIES, INCLUDING RISKS THAT DEVELOPMENT MAY NOT BE COMPLETED ON SCHEDULE, THAT THE TENANTS WILL NOT TAKE OCCUPANCY OR PAY RENT, OR THAT DEVELOPMENT OR OPERATING COSTS MAY BE GREATER THAN ANTICIPATED. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY, REFERENCE IS MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.